UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 10, 2021
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
N/A
(Former name or former address, if changed since last report)Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors; Appointment of Committee Members

On December 10, 2021, the Board of Directors (the “Board”) of Cutera, Inc. (the “Company”) approved an increase in the size of the Board by two directors, from seven to nine directors, and appointed Janet Widmann and Juliane Park to the Board, effective December 13, 2021.

Ms. Widmann is a member of the board of directors for Avista Corporation, a role she has held since July 2014, and Delta Dental of California, a role she has held since February 2020, and is an advisor to Vida Health since September 2015. She served as President and CEO of Kids Care Dental and Orthodontics from June 2016 to June 2021. Prior to that, she was the Executive Vice President and Chief Executive, Blue Shield of California from 2003 to 2015. Ms. Widman previously served on the board of directors of Versant Health, from December 2016 to December 2020 and the Bay Area Business Council, from 2013 to 2015, and on the California Health Professions Education Foundation board of trustees from January 2016 to December 2019. She was also the Chief Operations Officer of Health Net's dental and vision subsidiaries. Ms. Widmann earned an MHA from the University of Southern California, and a B.S. in Health Administration from California State University, Northridge.

Ms. Park currently serves as Chief Transformation Officer of Olaplex Holdings, Inc., a role she has held since March 2021, and was previously the Chief Strategy Officer at Hudson’s Bay Company, a global retailer from October 2018 to March 2020. She served as the Head of Merchandising at Bluemercury, a premium specialty beauty retailer from April 2016 to September 2018 and held various leadership roles in Merchandising at CVS Health, including Chief Merchant, Hispanic Formats and DMM, Front Store Healthcare from 2013 to 2016. Prior to CVS, Ms. Park served as a strategy consultant at McKinsey & Company, focusing on growth strategy within the consumer and retail sectors. Ms. Park earned an M.B.A. from the Tuck School of Business at Dartmouth, a J.D. from the University of Toronto, and a B.A. in Commerce from the University of Toronto.

As directors, Mses. Widmann and Park will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2021.

Mses. Widmann and Park are expected to execute the Company’s standard form of indemnification agreement. There is no arrangement or understanding between Mses. Widmann and Park and any other person pursuant to which Mses. Widmann and Park were appointed as directors of the Company. There are no family relationships between Mses. Widmann and Park and any director or executive officer of the Company, and, other than as described above, no transactions involving Mses. Widmann and Park that would require disclosure under Item 404(a) of Regulation S-K.

On December 13, 2021, the Company issued a press release announcing appointment of Mses. Widmann and Park to its Board. The press release is attached hereto as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Cutera, Inc. dated as of December 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: December 13, 2021	/s/ ROHAN SETH
Rohan Seth
Chief Financial Officer